                                                                     EXHIBIT 2.1

                                 AGREEMENT AND

                             PLAN OF REORGANIZATION

                               DATED MAY 31, 1996

                                 BY AND BETWEEN

                             NETSOURCE INTERACTIVE

                                      AND

                NETSOURCE INTERNATIONAL TELECOMMUNICATIONS, INC.

                                 TABLE OF CONTENTS
                                                                           Page

1.   Certain Definitions...................................................   1
     -------------------
     1.1   "Affiliate".....................................................   1
     1.2   "Code"..........................................................   1
     1.3   "Commission"....................................................   2
     1.4   "Dissenting Shares".............................................   2
     1.5   "Key Employees".................................................   2
     1.6   "MTC Exchanges".................................................   2
     1.7   "NetSource Common Stock"........................................   2
     1.8   "NetSource Products/Services"...................................   2
     1.9   "NetSource Shares"..............................................   2
     1.10  "NIT Common Stock"..............................................   2
     1.11  "NIT Products/Services".........................................   2
     1.12  "Securities"....................................................   2
     1.13  "Securities Act"................................................   2
     1.14  "Stockholders"..................................................   2
     1.15  "Transaction Documents".........................................   2
     1.16  "Transphere Mergers"............................................   2

2.   Plan of Reorganization................................................   2
     ----------------------
     2.1   The Merger......................................................   2
           ----------
     2.2   Conversion of Shares and Substitution of Options................   3
           ------------------------------------------------
     2.3   Fractional Shares...............................................   3
           -----------------
     2.4   Escrow Agreement................................................   4
           ----------------
     2.5   Appraisal Rights................................................   4
           ----------------
     2.6   The Closing.....................................................   4
           -----------
     2.7   Effective Time..................................................   4
           --------------
     2.8   Tax Free Reorganization.........................................   4
           -----------------------
     2.9   Exemption from Registration; California Permit..................   5
           ----------------------------------------------

3.   Representations and Warranties of NetSource...........................   5
     -------------------------------------------
     3.1   Organization....................................................   5
           ------------
     3.2   Capitalization..................................................   5
           --------------
     3.3   Power, Authority and Validity...................................   6
           -----------------------------
     3.4   Financial Statements............................................   6
           --------------------
     3.5   Tax Matters.....................................................   7
           -----------
     3.6   Tax Free Reorganization.........................................   8
           -----------------------
     3.7   Absence of Certain Changes or Events............................   8
           ------------------------------------
     3.8   Title and Related Matters.......................................   9
           -------------------------
     3.9   Proprietary Rights..............................................   9
           ------------------
     3.10  Employee Benefit Plans..........................................  11
           ----------------------
     3.11  Bank Accounts...................................................  11
           -------------
     3.12  Contracts.......................................................  11
           ---------
     3.13  Insider Transactions............................................  12
           --------------------
     3.14  Insurance.......................................................  13
           ---------
     3.15  Litigation......................................................  13
           ----------
     3.16  Permit Application; Information Statement.......................  13
           -----------------------------------------
     3.17  Governmental Authorizations and Regulations.....................  13
           -------------------------------------------
     3.18  Subsidiaries....................................................  13
           ------------
     3.19  Environmental Matters...........................................  13
           ---------------------
     3.20  Corporate Documents.............................................  14
           -------------------
     3.21  No Brokers......................................................  14
           ----------
     3.22  Disclosure......................................................  14
           ----------

4.   Representations and Warranties of NIT.................................  14
     -------------------------------------
     4.1   Organization....................................................  15
           ------------
     4.2   Capitalization..................................................  15
           --------------
     4.3   Power, Authority and Validity...................................  16
           -----------------------------
     4.4   Financial Statements............................................  16
           --------------------
     4.5   Tax Matters.....................................................  16
           -----------
     4.6   Tax Free Reorganization.........................................  17
           -----------------------
     4.7   Absence of Certain Changes or Events............................  17
           ------------------------------------
     4.8   Title and Related Matters.......................................  18
           -------------------------
     4.9   Proprietary Rights..............................................  19
           ------------------
     4.10  Employee Benefit Plans..........................................  20
           ----------------------
     4.11  Bank Accounts...................................................  20
           -------------
     4.12  Contracts.......................................................  20
           ---------
     4.13  Insider Transactions............................................  22
           --------------------
     4.14  Insurance.......................................................  22
           ---------
     4.15  Litigation......................................................  22
           ----------
     4.16  Permit Application; Information Statement.......................  22
           -----------------------------------------
     4.17  Governmental Authorizations and Regulations.....................  22
           -------------------------------------------
     4.18  Subsidiaries....................................................  22
           ------------
     4.19  Environmental Matters...........................................  23
           ---------------------
     4.20  Corporate Documents.............................................  23
           -------------------
     4.21  No Brokers......................................................  24
           ----------
     4.22  Disclosure......................................................  24
           ----------

5.   Preclosing Covenants of NetSource and NIT.............................  24
     -----------------------------------------
     5.1   Material Consents...............................................  24
           -----------------
     5.2   Transphere Mergers and MTC Exchanges............................  24
           ------------------------------------
     5.3   Employment Agreements, Other Commitments Terminated.............  24
           ---------------------------------------------------
     5.4   Voting Agreement and Irrevocable Proxies........................  24
           ----------------------------------------
     5.5   Advice of Changes...............................................  25
           -----------------

6.   Mutual Covenants......................................................  25
     ----------------
     6.1   Conduct of Business by NetSource................................  25
           --------------------------------
     6.2   Stockholders' Tax Representations...............................  26
           ----------------------------------
     6.3   Conduct of Business by NIT......................................  26
           --------------------------
     6.4   No Public Announcement..........................................  27
           ----------------------
     6.5   Other Negotiations..............................................  27
           ------------------
     6.6   Due Diligence, Investigation, and Audits........................  28
           ----------------------------------------
     6.7   Regulatory Filings; Consents; Reasonable Efforts................  28
           ------------------------------------------------
     6.8   Further Assurances..............................................  28
           ------------------
     6.9   Preparation of Permit Application/Information Statement.........  28
           -------------------------------------------------------
     6.10  Meeting of Stockholders.........................................  29
           -----------------------
     6.11  Pooling Accounting..............................................  29
           ------------------
     6.12  Affiliate Pooling Agreements....................................  29
           ----------------------------

7.   Closing Matters.......................................................  30
     ---------------
     7.1   Filing of Certificate of Merger.................................  30
           -------------------------------
     7.2   Exchange of Certificates........................................  30
           ------------------------
     7.3   Delivery of Documents...........................................  31
           ---------------------

8.   Conditions to NetSource's Obligations.................................  31
     -------------------------------------
     8.1   Accuracy of Representations and Warranties......................  31
           ------------------------------------------
     8.2   Covenants.......................................................  31
           ---------
     8.3   No Litigation...................................................  31
           -------------

     8.4   No Adverse Development..........................................  31
           ----------------------
     8.5   Authorizations..................................................  31
           --------------
     8.6   Government Consents; Fairness Hearing...........................  31
           -------------------------------------
     8.8   Transphere Mergers and MTC Exchanges............................  31
           ------------------------------------
     8.9   NIT Financing...................................................  32
           -------------
     8.10  Opinion of NIT's Counsel........................................  32
           ------------------------
     8.11  Pooling Letter..................................................
           --------------
     8.12  Filing of Certificate of Merger.................................  32
           -------------------------------

9.   Conditions to NIT's Obligations.......................................  32
     -------------------------------
     9.1   Accuracy of Representations and Warranties......................  32
           ------------------------------------------
     9.2   Covenants.......................................................  32
           ---------
     9.3   No Litigation...................................................  32
           -------------
     9.4   Authorizations..................................................  32
           --------------
     9.6   Government Consents; Fairness Hearing...........................  33
           -------------------------------------
     9.7   Transphere Mergers and MTC Exchanges............................  33
           ------------------------------------
     9.8   Pooling Letter..................................................
           --------------
     9.9   NIT Financing...................................................  33
           -------------
     9.10  Opinion of NetSource's Counsel..................................  33
           ------------------------------

10.  Termination of Agreement..............................................  34
     ------------------------
     10.1  Termination.....................................................  34
           -----------
     10.2  Liability for Termination.......................................  34
           -------------------------
     10.3  Certain Effects of Termination..................................  34
           ------------------------------
     10.4  Remedies........................................................  34
           --------
     10.5  Right to Damages................................................  35
           ----------------

11.  Indemnification.......................................................  35
     ---------------
     11.1  Survival of Representations, Warranties, Covenants
           --------------------------------------------------
            and Agreements.................................................  35
            --------------
     11.2  Indemnification by NetSource....................................  35
           ----------------------------
     11.3  Indemnification by NIT..........................................  36
           ----------------------
     11.4  Arbitration.....................................................  37
           -----------
     11.5  Limitation on Indemnification...................................  38
           -----------------------------
     11.6  The Stockholders Representatives; Power of Attorney.............  38
           ---------------------------------------------------
     11.7  Escrow..........................................................  38
           ------

12.  Miscellaneous.........................................................  39
     -------------
     12.1  Governing Laws..................................................  39
           --------------
     12.2  Binding upon Successors and Assigns.............................  39
           -----------------------------------
     12.3  Severability....................................................  40
           ------------
     12.4  Entire Agreement................................................  40
           ----------------
     12.5  Counterparts....................................................  40
           ------------
     12.6  Expenses........................................................  40
           --------
     12.7  Amendment and Waivers...........................................  40
           ---------------------
     12.8  Survival of Agreements..........................................  40
           ----------------------
     12.9  No Waiver.......................................................  40
           ---------
     12.10 Attorneys' Fees.................................................  40
           ---------------
     12.11 Notices.........................................................  40
           -------
     12.12 Time............................................................  41
           ----
     12.13 Construction of Agreement.......................................  41
           -------------------------

    12.14  No Joint Venture................................................  41
           ----------------
    12.15  Pronouns........................................................  41
           --------
    12.16  Further Assurances..............................................  41
           ------------------
    12.17  Absence of Third Party Beneficiary Rights.......................  41
           -----------------------------------------


Exhibits and Schedules

Exhibit A        Certificate of Merger
Exhibit B        Employment Agreement
Exhibit C-1      Form of NetSource Voting Agreement and Irrevocable Proxy
Exhibit C-2      Form of NIT Voting Agreement and Irrevocable Proxy
Exhibit D-1      NetSource Affiliates Agreement
Exhibit D-2      NIT Affiliates Agreement
Exhibit E        Form of Legal Opinion to be Delivered by Counsel to NetSource
Exhibit F        Form of Legal Opinion to be Delivered by Counsel to NIT

                      AGREEMENT AND PLAN OF REORGANIZATION


          This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 31st day of May, 1996, by and between NetSource Interactive, a Delaware corporation ("NetSource") and NetSource International
Telecommunications, Inc., a Delaware corporation ("NIT").


                                    RECITAL
                                    -------

          WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as

Exhibit A ("Certificate of Merger"), the parties intend that NetSource will
---------
merge with and into NIT (the "Merger"), whereby all of the outstanding shares of common stock of NetSource ("NetSource Common Stock") will be converted into shares of common stock of NIT ("NIT Common Stock"), and all outstanding options to purchase NetSource Common Stock will be exchanged for options to purchase NIT Common Stock.

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          WHEREAS, prior to the closing of the Merger, Transphere International, Inc., a California corporation ("Transphere International"), Transphere Interactive, Inc., a California corporation ("Transphere Interactive") intend to merge into NetSource, such that Netsource shall have acquired all of the assets and assumed all of the liabilities of each of Transphere International and Transphere Interactive (the "Transphere Mergers").

          WHEREAS, prior to the closing, the holders of securities in and rights of MTC Telemanagement Corporation, a California corporation ("MTC Telemanagement") that are, directly or indirectly, convertible into or exchangeable or exercisable for MTC Telemangement securities (collectively, the "MTC Telemangement Securities"), and the holders of securities in and rights of MTC International, Inc., a Nevada corporation ("MTC International") that are, directly or indirectly, convertible into or exchangeable or exercisable for MTC International securities (collectively, the "MTC International Securities"), shall have exchanged their MTC Telemanagement Securities and MTC International Securities for NIT Common Stock or securities in and rights of NIT that are, directly or indirectly, convertible into or exchangeable or exercisable for NIT Common Stock (the "MTC Exchanges")

          WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

          1.  Certain Definitions.
              -------------------

              1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

              1.2 "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

              1.3 "Commission" shall mean the United States Securities and Exchange Commission.

              1.4 "Dissenting Shares" shall mean those shares held by holders who perfect their appraisal rights under the laws of Delaware and, to the extent applicable, California with respect thereto.

              1.5 "Key Employees" shall mean Charles Schoenhoeft and Edward Brinskele.

              1.6 "MTC Exchanges" shall have the meaning set forth in the Recitals.

              1.7 "NetSource Common Stock" shall mean shares of Common Stock of NetSource.

              1.8 "NetSource Products/Services" shall mean all versions and implementations of any product which has been or is being marketed by NetSource, Transphere International or Transphere Interactive or currently is under development and all services which have been or are being marketed by NetSource, Transphere International or Transphere Interactive or currently are under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

              1.9 "NetSource Shares" shall mean the shares of NetSource capital stock issued and outstanding at the effective time of the Merger, other than the Dissenting Shares.

              1.10  "NIT Common Stock" shall mean shares of Common Stock of
NIT.

              1.11 "NIT Products/Services" shall mean all versions and implementations of any product which has been or is being marketed by NIT, MTC Telemanagement or MTC International or currently is under development and all services which have been or are being marketed by NIT, MTC Telemanagement or MTC International or currently are under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

              1.12 "Securities" shall mean the NetSource Shares, Dissenting Shares and the NetSource Options.

              1.13 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

              1.14 "Stockholders" shall mean the holders of the outstanding shares of NetSource Shares.

              1.15 "Transaction Documents" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

              1.16 "Transphere Mergers" shall have the meaning set forth in the Recitals.

          2.  Plan of Reorganization.
              ----------------------

              2.1  The Merger.  Subject to the terms and conditions of this
                   ----------
Agreement and the Certificate of Merger, NetSource shall be merged with and into NIT in accordance with the applicable provisions of the laws of the State of Delaware, and with the terms and conditions of this Agreement and the Certificate of Merger, so that:

                   (a) At the Effective Time (as defined in Section 2.7 below), NetSource shall be merged with and into NIT. As a result of the Merger, the separate corporate existence of NetSource shall cease and NIT shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of NIT in accordance with the laws of Delaware.

                   (b) The Certificate of Incorporation and Bylaws of NIT in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

                   (c) Subject to the terms of this Agreement, the directors and officers of NIT immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

              2.2  Conversion of Shares and Substitution of Options.
                   ------------------------------------------------

                   (a) Each share of NetSource Common Stock, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into 0.0154534 share of fully paid and nonassessable of NIT Common Stock (the "Exchange Ratio"). The shares of NIT Common Stock issued pursuant hereto shall also be referred to as the "Merger Consideration".

                   (b) Each option to purchase shares of NetSource Common Stock ("NetSource Option") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be assumed by NIT and converted into an option (a "NIT Option") to purchase that number of shares of NIT Common Stock determined by multiplying the number of shares of NetSource Common Stock issuable upon exercise of such option by the Exchange Ratio (with the resulting number of shares of NIT Common Stock rounded down to the nearest whole number). The exercise price per share of NIT Common Stock purchasable under each such NIT Option will be equal to the exercise price of the NetSource Option (per share of NetSource Common Stock) divided by the Exchange Ratio (with the resulting amount rounded up to the nearest whole cent). Continuous employment with NetSource, whether occurring before or after the Effective Time, shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time. It is the intention of the parties that the assumption of NetSource Options shall meet the requirements of
Section 424(a) of the Code and that, therefore, the NetSource Options assumed by NIT qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code ("incentive stock options") to the extent the NetSource Options qualified as incentive stock options prior to the Effective Time. After the Effective Time, NIT shall issue to each holder of an outstanding NetSource Option a document evidencing the foregoing assumption by NIT. No fractional shares of NIT Common Stock shall be issued in connection with options. All fractional shares which would otherwise be issuable shall be rounded down to the next full share. All of the other terms of each NIT Option will remain the same as the corresponding assumed NetSource Option.

              2.3  Fractional Shares.  No fractional shares of NIT Common Stock
                   -----------------
will be issued in connection with the Merger, but in lieu thereof, holders of NetSource Common Stock who would otherwise be entitled to receive a fraction of a share of NIT Common Stock will receive from NIT, promptly after the Effective Time, an agreed upon amount of cash equal to Eighty Dollars and Thirty Seven Cents ($80.37) per share of NIT Common Stock, multiplied by the fraction of a share of NIT Common Stock to which such holder would otherwise be entitled.

              2.4  Escrow Agreement.  At the Effective Time, certificates
                   ----------------
representing ten percent (10%) of the shares of the NIT Common Stock issued to the holders of NetSource Common Stock in the Merger shall be deposited in escrow, on a pro rata basis; and upon each exercise of the NIT Options that are issued to holders of NetSource Options in the Merger, if such occurs between the Effective Time and on or before the final escrow release date, NIT will deposit in escrow ten percent (10%) of the shares of NIT Common Stock issuable upon such exercise. The shares placed in the escrow pursuant to this Section 2.4 (the "NetSource Escrow Shares") shall be held as collateral for the indemnification obligations of NetSource under Section 11 and pursuant to the provisions of an escrow agreement (the "Escrow

Agreement") to be entered into between the parties, with the terms of such agreement to be mutually agreed upon, which terms shall not be inconsistent with the terms set forth in this Agreement.

              2.5  Appraisal Rights.  If holders of NetSource Common Stock are
                   ----------------
entitled to appraisal rights in connection with the Merger, any Dissenting Shares shall not be converted into a right to receive NIT Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of Delaware or, if applicable, the State of California. NetSource shall give NIT prompt notice of any demand received by NetSource for appraisal of NetSource capital stock, and the Representatives, as such term is defined in Section herein, shall have the right to control all negotiations and proceedings with respect to such demand, provided that NIT shall have the right to participate in all such negotiations and proceedings. NetSource agrees that, except with the prior written consent of NIT or as required under the Delaware General Corporation Law (the "DGCL") or, if applicable, the General Corporation Law of the State of California (the "CGCL"), it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of the DGCL or, if applicable, the CGCL, becomes entitled to payment of the value of shares of NetSource Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time of the Merger, to deliver a right to receive NIT Common Stock to a holder of shares of NetSource capital stock who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Stockholder, NIT shall deliver, upon surrender by such Dissenting Stockholder of his certificate or certificates representing shares of NetSource Common Stock, as applicable, the NIT Common Stock to which such Dissenting Stockholder is then entitled under this Section and the Certificate of Merger.

              2.6  The Closing.  Subject to termination of this Agreement as
                   -----------
provided in Section below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pezzola & Reinke, Lake Merritt Plaza, 1999 Harrison Street, Oakland, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section and Section hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

              2.7  Effective Time.  Simultaneously with the Closing, the
                   --------------
Certificate of Merger shall be filed in the office of the Secretary of State of the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such office. The date and time of the effectiveness of the Merger under the laws of Delaware is the "Effective Time."

              2.8  Tax Free Reorganization.  The parties intend to adopt this
                   -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The NIT Common Stock issued in the Merger will be issued solely in exchange for the NetSource Common Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the NetSource Common Stock. Except for cash paid in lieu of fractional shares or Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by NIT for the NetSource Common Stock. In addition, NIT represents now, and as of the Closing Date, that it presently intends to continue NetSource's historic business or use a significant portion of NetSource's business assets in a business.

              2.9  Exemption from Registration; California Permit.  The parties
                   ----------------------------------------------
hereto expect that the NIT Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 3(a)(10) thereof, and that the NIT Common Stock and NIT's assumption of the NetSource Options hereunder will be qualified under the CGCL, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law.

          3.  Representations and Warranties of NetSource.  Except as otherwise
              -------------------------------------------
set forth in the "NetSource Disclosure Schedule" provided to NIT on the date hereof, NetSource represents and warrants to NIT as set forth below. No fact or circumstance disclosed to NIT shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the NetSource Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by NetSource and NIT. NetSource, Transphere International and Transphere Interactive are referred to herein collectively as the "NetSource Entities".

              3.1  Organization.  Each of the NetSource Entities is a
                   ------------
corporation duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and has corporate power and authority to carry on its business as it is now being conducted. Each of the NetSource Entities is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition (a "Material Adverse Effect") of the NetSource Entities considered as a whole. The NetSource Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of the NetSource Entities and a true and complete list of all states in which NetSource Entities maintain any employees. The NetSource Entities Disclosure Schedule contains a true and complete list of all states in which the each of the NetSource Entities is duly qualified to transact business as a foreign corporation. True and complete copies of each of the NetSource Entities' Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to NIT or its representatives.

              3.2  Capitalization.
                   --------------

                   (a) The authorized capital of NetSource will consist, prior to the Closing but after the Transphere Mergers, of 20,000,000 shares of common stock, of which 18,437,000 shares will be issued and outstanding.

                   (b) The NetSource Disclosure Schedule accurately describes the vesting schedules associated with such NetSource Common Stock and each of the NetSource Options.

                   (c) Except as set forth in the NetSource Disclosure Schedule, NetSource does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any NetSource capital stock or other securities.

                   (d) All of the issued and outstanding shares of NetSource capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of NetSource, have been issued in full compliance with all applicable federal and state securities laws. None of NetSource's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of NetSource, is subject to repurchase or redemption rights. All of NetSource's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

                   (e) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of NetSource's capital stock.

                   (f) NetSource is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

                   (g) NetSource is not a party or subject to any agreement or understanding (and, to NetSource's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

              3.3  Power, Authority and Validity.
                   -----------------------------

                   (a) NetSource has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of NetSource and on the Closing Date, by the stockholders of NetSource and no other corporate proceedings on the part of NetSource are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. NetSource is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which NetSource is qualified to do business, and
(ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to NetSource's business, nor consent of any governmental authority, is required to be obtained on the part of the NetSource Entities to permit the transactions contemplated herein and to permit NetSource to continue the business activities of each of the NetSource Entities as previously conducted by each of the NetSource Entities without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by NetSource shall be, the valid and binding obligations of NetSource, enforceable in accordance with their respective terms.

                   (b) The assumption by NIT of the NetSource Options in accordance with Section will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (ii) constitute a breach of the NetSource stock option plans or any agreement entered into pursuant to such plans.

              3.4  Financial Statements.
                   --------------------

                   (a) Each of the NetSource Entities has delivered to NIT copies of each of the NetSource Entities' unaudited balance sheet as of March 31, 1996, and statements of operations, stockholders' equity and cash flow for the three month period then-ended and the unaudited balance sheet as of December 31, 1995, and statements of operations, stockholder's equity and cash flow for the twelve month period then ended (collectively, the "NetSource Financial Statements").

                   (b) The NetSource Financial Statements are complete and in accordance with the books and records of each of the NetSource Entities and present fairly the financial position of each of the NetSource Entities as of their historical dates. The NetSource Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP")(except for the absence of footnotes) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), each of the NetSource Entities does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the NetSource Financial Statements are adequate in light of the contingencies with respect to which they are made.

                   (c) Each of the NetSource Entities has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the NetSource Financial Statements, except for those (i) that may have been incurred after the date of the NetSource Financial Statements or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that each of the NetSource Entities has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the NetSource Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

              3.5  Tax Matters.
                   -----------

                   (a) Each of the NetSource Entities has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from each of the NetSource Entities have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the NetSource Financial Statements are adequate and there are no tax liens on any property or assets of each of the NetSource Entities. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

                   (b) All taxes which each of the NetSource Entities has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

                   (c) Each of the NetSource Entities is not a party to any tax-sharing agreement or similar arrangement with any other party.

                   (d) At no time have any of the NetSource Entities been included in the federal consolidated income tax return of any affiliated group of corporations.

                   (e) No payment which any of the NetSource Entities is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

                   (f) Each of the NetSource Entities is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

              3.6  Tax Free Reorganization.
                   -----------------------

                   (a) Neither NetSource nor, to its actual knowledge, any NetSource stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

                   (b) To the actual knowledge of any of the NetSource Entities, there is no plan or intention by any NetSource stockholder to sell, exchange or otherwise dispose of more than fifty percent (50%) of the shares of NIT Common Stock to be received in the Merger.

                   (c) NetSource is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

              3.7  Absence of Certain Changes or Events. Since March 31, 1996,
                   ------------------------------------
each of the NetSource Entities has not:

                   (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the NetSource Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to
GAAP), including but not limited to cash distributions or material decreases in the net assets of each of the NetSource Entities;

                   (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

                   (c) granted or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

                   (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

                   (e) issued any shares of its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

                   (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                   (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

                   (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

                   (i)  suffered any labor dispute;

                   (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

                   (k) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

                   (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

                   (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Twenty Thousand Dollars ($20,000), or in the aggregate, in excess of Fifty Thousand Dollars ($50,000);

                   (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

                   (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the NetSource Disclosure Schedule; or

                   (p) agreed to take any action described in Sections 2.8, 3.6 or 3.7 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

              3.8  Title and Related Matters. Each of the NetSource Entities has
                   -------------------------
good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the NetSource Financial Statements or acquired after the date of the NetSource Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the NetSource Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Twenty Five Thousand Dollars ($25,000) in liabilities. The equipment of each of the NetSource Entities used in the operation of its business is in good operating condition and repair. All real or personal property leases to which each of the NetSource Entities is a party are valid, binding, enforceable obligations of each of the NetSource Entities effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The NetSource Disclosure Schedule contains a description of all real and personal property leased or owned by each of the NetSource Entities, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of the NetSource Entities' leases have been provided to NIT or its representatives.

              3.9  Proprietary Rights.
                   ------------------

                   (a) Each of the NetSource Entities owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of each of the NetSource Entities' business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the NetSource Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "NetSource Proprietary Rights") and NetSource has the right to transfer all such rights to NIT as contemplated hereby. The foregoing representation as it relates to NetSource Third Party Technology (as hereinafter defined) is limited to each of the NetSource Entities' interest pursuant to the NetSource Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant each of the NetSource Entities such rights to the NetSource Third Party Technology as are employed in or necessary to the business of each of the NetSource Entities as conducted or proposed to be conducted. The NetSource Disclosure Schedule contains an accurate and complete description of
(i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the NetSource Products/Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and
(ii) a list of all licenses and other agreements with third parties (the "NetSource Third Party Licenses") relating to any software, inventions, technology, know-how, or processes that any of the NetSource Entities is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by each of the NetSource Entities (such software, inventions, technology, know-how and processes are collectively referred to as the "NetSource Third Party Technology"). Each of the NetSource Entities' trademark or trade name registrations related to the NetSource Products/Services and all of each of the NetSource Entities' copyrights in any of the NetSource Products/Services are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against any of the NetSource Entities (and each of the NetSource Entities is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging each of the NetSource Entities's use, possession, manufacture, sale, provision or distribution of the NetSource Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by each of the NetSource Entities (including, without limitation, the NetSource Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the NetSource Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by each of the NetSource Entities of any of the NetSource Products/Services. None of the NetSource Products/Services nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by each of the NetSource Entities in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.


                   (b) To each of the NetSource Entities' actual knowledge, no employee of such entity is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with that entity or, to each of the NetSource Entities' actual knowledge, any other party because of the nature of the business conducted by each of the NetSource Entities or proposed to be conducted by the NetSource Entities.

                   (c) Each person presently or previously employed by each of the NetSource Entities (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to NIT or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of each of the NetSource Entities and such person, enforceable in accordance with their respective terms. To each of the NetSource Entities' actual knowledge, neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

                   (d) No product or service liability or warranty claims which individually or in the aggregate could exceed Twenty Thousand Dollars ($20,000) individually or Fifty Thousand ($50,000) in the aggregate have been communicated to or threatened against the NetSource Entities nor, to the NetSource Entities' actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

              3.10 Employee Benefit Plans. There is no unfunded prior service
                   ----------------------
cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by each of the NetSource Entities. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by each of the NetSource Entities conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The NetSource Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

             3.11  Bank Accounts. The NetSource Disclosure Schedule sets forth
                   -------------
the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which each of the NetSource Entities maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

             3.12  Contracts.
                   ---------

                   (a) Each of the NetSource Entities has no agreements, contracts or commitments that provide for the sale, licensing or distribution by that entity of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

                   (b) Each of the NetSource Entities has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to that entity of more than Twenty Thousand Dollars ($20,000).

                   (c) Without limiting the provisions of Section 3.9 and except for any agreements with NIT, each of the NetSource Entities has not granted to any third party any exclusive rights of any kind with respect to any of the NetSource Products/Services, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the NetSource Products/Services.

                   (d) There is no outstanding sales contract, commitment or proposal of any of the NetSource Entities that is currently expected to result in any loss to such entity (before allocation of overhead and administrative costs) upon completion or performance thereof.

                   (e) Each of the NetSource Entities has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

                   (f) Each of the NetSource Entities has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

                   (g) Each of the NetSource Entities has no currently effective collective bargaining or union agreements, contracts or commitments.

                   (h) Each of the NetSource Entities is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

                   (i) Each of the NetSource Entities has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

                   (j) Each of the NetSource Entities has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by such entity of any sum not reflected in the NetSource Financial Statements.

                   (k) All material contracts, agreements and instruments to which each of the NetSource Entities is a party are valid, binding, in full force and effect, and enforceable by each of the NetSource Entities in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. Each of the NetSource Entities has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

                   (l) The NetSource Disclosure Schedule lists all material agreements pursuant to which each of the NetSource Entities has agreed to supply to any third party NetSource Products/Services.

                   (m) Each of the NetSource Entities is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by such entity under, or breach or violation by such entity of, any contract, commitment or restriction to which such entity is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on the NetSource Entities. To each of the NetSource Entities' actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which each of the NetSource Entities is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on the NetSource Entities.

                   (n) All agreements, contracts and commitments (the "Material Contracts") listed or described in the NetSource Disclosure Schedule pursuant to this Section 3.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Merger without further action by the Surviving Corporation or NIT. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Merger, then NetSource has described in the NetSource Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

                   (o) True and correct copies of each document or instrument described in the NetSource Disclosure Schedule pursuant to this Section 3.12 have been made available to NIT or its representatives.

             3.13  Insider Transactions.  No Affiliate of each of the NetSource
                   --------------------
Entities has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of each of the NetSource Entities, or (ii) any creditor, supplier, customer, agent or representative of each of the NetSource Entities; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

             3.14  Insurance. The NetSource Disclosure Schedule contains a list
                   ---------
of the principal policies of fire, liability and other forms of insurance held by each of the NetSource Entities.

             3.15  Litigation. There are no suits, actions or proceedings
                   ----------
pending or, to each of the NetSource Entities' actual knowledge, threatened against or affecting the NetSource Entities or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any of the NetSource Entities.

             3.16  Permit Application; Information Statement.  The information
                   -----------------------------------------
supplied by each of the NetSource Entities and which is included in the application for issuance of a permit (the "Permit Application") pursuant to
Section 25121 of the California Corporate Securities Act of 1968, as amended (the "California Law"), shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Law and at the time the qualification of such securities is effective under such Section 25122 of the California Law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by each of the NetSource Entities for inclusion in the information statement (the "Information Statement") to be sent to the stockholders of NetSource in connection with the meeting of NetSource's stockholders to consider this Agreement and the Merger (the "NetSource Common Stockholders' Meeting") shall not, on the date the Information Statement is first mailed to stockholders of NetSource, at the time of the NetSource Common Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NetSource Common Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the NetSource Entities or any of their Affiliates, officers or directors should be discovered by the NetSource Entities which should be set forth in an amendment to the Permit Application or a supplement to the Information Statement, the NetSource Entities shall promptly inform NIT thereof.

             3.17  Governmental Authorizations and Regulations.  All licenses,
                   -------------------------------------------
franchises, permits and other governmental authorizations held by each of the NetSource Entities and material to its business are valid and sufficient for the business presently carried on by each of the NetSource Entities. The business of each of the NetSource Entities is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on the NetSource Entities.

             3.18  Subsidiaries.  Each of the NetSource Entities has no
                   ------------
subsidiaries. Each of the NetSource Entities does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and each of the NetSource Entities does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

             3.19  Environmental Matters.
                   ---------------------

                   (a) As of the date hereof, to the actual knowledge of each of the NetSource Entities, no underground storage tanks are present under any property that any of the NetSource Entities has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the NetSource Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of the NetSource Entities or, to each of the NetSource Entities' actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the NetSource Entities have at any time owned, operated, occupied or leased.

                   (b) At no time has any of the NetSource Entities transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has any of the NetSource Entities disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

                (c) Each of the NetSource Entities currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on the NetSource Entities.

                (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of each of the NetSource Entities, threatened concerning any Environmental Permit. Each of the NetSource Entities is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on the NetSource Entities .

          3.20  Corporate Documents.  Each of the NetSource Entities has
                -------------------
furnished to NIT for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to such entity, or any securities of such entity, and all applications for such permits, orders, and consents; and (iv) its stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of each of the NetSource Entities are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          3.21  No Brokers.  None of the NetSource Entities nor any of their
                ----------
stockholders are obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

          3.22  Disclosure.  No statements by NetSource contained in this
                ----------
Agreement and the Exhibits and NetSource Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

      4.  Representations and Warranties of NIT.  Except as otherwise set
          -------------------------------------
forth in the "NIT Disclosure Schedule" provided to NIT on the date hereof, NIT represents and warrants to NetSource as set forth below. No fact or circumstance disclosed to NIT shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the NIT Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by NIT and NetSource. NIT, MTC Telemanagement and MTC International are referred to herein collectively as the "NIT Entities."

          4.1  Organization.  Each of the NIT Entities is a corporation duly
               ------------
organized, validly existing and in good standing under the laws of the state of incorporation of such entity and has corporate power and authority to carry on its business as it is now being conducted. Each of the NIT Entities is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition (a "Material Adverse Effect") of the NIT Entities considered as a whole. The NIT Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of the NIT Entities and a true and complete list of all states in which NIT Entities maintain any employees. The NIT Entities Disclosure Schedule contains a true and complete list of all states in which the each of the NIT Entities is duly qualified to transact business as a foreign corporation. True and complete copies of each of the NIT Entities' Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to NIT or its representatives.

     4.2  Capitalization.
          --------------

          (a) The authorized capital of NIT will consist, prior to the Closing but after the MTC Exchanges, of 2,200,000 shares of common stock, of which 780,290 shares will be issued and outstanding.

          (b) The NIT Disclosure Schedule accurately describes the vesting schedules associated with such NIT Common Stock and each of the NIT Options.

          (c) Except as set forth in the NIT Disclosure Schedule, NIT does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any NIT capital stock or other securities.

          (d) All of the issued and outstanding shares of NIT capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of NIT, have been issued in full compliance with all applicable federal and state securities laws. None of NIT's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of NIT, is subject to repurchase or redemption rights. All of NIT's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

          (e) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of NIT's capital stock.

          (f) NIT is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

          (g) NIT is not a party or subject to any agreement or understanding (and, to NIT's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

     4.3  Power, Authority and Validity.  NIT has the corporate power to
          -----------------------------
enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of NIT and on the Closing Date, by the stockholders of NIT and no other corporate proceedings on the part of NIT is necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. NIT is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which NIT is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to NIT's business, nor consent of any governmental authority, is required to be obtained on the part of each of the NIT Entities to permit the transactions contemplated herein and to permit NIT to continue the business activities of each of the NIT Entities as previously conducted by each of the NIT Entities without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by NIT shall be, the valid and binding obligations of NIT, enforceable in accordance with their respective terms.

     4.4  Financial Statements.
          --------------------

          (a) Each of the NIT Entities has delivered to NIT copies of each of the NIT Entities' unaudited balance sheet as of March 31, 1996, and statements of operations, stockholders' equity and cash flow for the three month period then-ended and the unaudited balance sheet as of December 31, 1995, and statements of operations, stockholder's equity and cash flow for the twelve month period then ended (collectively, the "NIT Financial Statements").

          (b) The NIT Financial Statements are complete and in accordance with the books and records of each of the NIT Entities and present fairly the financial position of each of the NIT Entities as of their historical dates. The NIT Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP")(except for the absence of footnotes) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), each of the NIT Entities does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the NIT Financial Statements are adequate in light of the contingencies with respect to which they are made.

          (c) Each of the NIT Entities has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the NIT Financial Statements, except for those (i) that may have been incurred after the date of the NIT Financial Statements or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that each of the NIT Entities has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the NIT Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     4.5  Tax Matters.
          -----------

          (a) Each of the NIT Entities has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from each of the NIT Entities have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the NIT Financial Statements are adequate and there are no tax liens on any property or assets of each of the NIT Entities. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

          (b) All taxes which each of the NIT Entities has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

          (c) Each of the NIT Entities is not a party to any tax-sharing agreement or similar arrangement with any other party.

          (d) At no time prior to the MTC Exchanges has any of the NIT Entities been included in the federal consolidated income tax return of any affiliated group of corporations.

          (e) No payment which any of the NIT Entities is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

          (f) Each of the NIT Entities is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     4.6  Tax Free Reorganization.
          -----------------------

          (a) Neither NIT nor, to its actual knowledge, any NIT stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (b) NIT is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     4.7  Absence of Certain Changes or Events.  Since March 31,
          ------------------------------------
1996, each of the NIT Entities has not:

          (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the NIT Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of each of the NIT Entities;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

          (c) granted or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

          (e) issued any shares of its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

          (i)  suffered any labor dispute;

          (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

          (k) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

          (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

          (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Fifty Thousand Dollars ($50,000);

          (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

          (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the NIT Disclosure Schedule; or

          (p) agreed to take any action described in Sections 4.6 or 4.7 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.8  Title and Related Matters.  Each of the NIT Entities has good and
          -------------------------
marketable title to all the properties, interests in properties and assets, real and personal, reflected in the NIT Financial Statements or acquired after the date of the NIT Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the NIT Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Fifty Thousand Dollars ($50,000) in liabilities. The equipment of each of the NIT Entities used in the operation of its business is in good operating condition and repair. All real or personal property leases to which each of the NIT Entities is a party are valid, binding, enforceable obligations of each of the NIT Entities effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The NIT Disclosure Schedule contains a description of all real and personal property leased or owned by each of the NIT Entities, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of the NIT Entities' leases have been provided to NIT or its representatives.

     4.9  Proprietary Rights.
          ------------------

          (a) Each of the NIT Entities owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of each of the NIT Entities' business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the NIT Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "NIT Proprietary Rights") and NIT has the right to transfer all such rights to NIT as contemplated hereby. The foregoing representation as it relates to NIT Third Party Technology (as hereinafter defined) is limited to each of the NIT Entities' interest pursuant to the NIT Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant each of the NIT Entities such rights to the NIT Third Party Technology as are employed in or necessary to the business of each of the NIT Entities as conducted or proposed to be conducted. The NIT Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the NIT Products/Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "NIT Third Party Licenses") relating to any software, inventions, technology, know-how, or processes that any of the NIT Entities is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by each of the NIT Entities (such software, inventions, technology, know-how and processes are collectively referred to as the "NIT Third Party Technology"). Each of the NIT Entities' trademark or trade name registrations related to the NIT Products/Services and all of each of the NIT Entities' copyrights in any of the NIT Products/Services are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against any of the NIT Entities (and each of the NIT Entities is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging each of the NIT Entities's use, possession, manufacture, sale, provision or distribution of the NIT Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by each of the NIT Entities (including, without limitation, the NIT Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the NIT Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by each of the NIT Entities of any of the NIT Products/Services. None of the NIT Products/Services nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by each of the NIT Entities in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.


          (b) To each of the NIT Entities' actual knowledge, no employee of such entity is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with that entity or, to each of the NIT Entities' actual knowledge, any other party because of the nature of the business conducted by each of the NIT Entities or proposed to be conducted by the NIT Entities.

          (c) Each person presently or previously employed by each of the NIT Entities (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to NIT or its representatives.
Such confidentiality and non-disclosure agreements constitute valid and binding obligations of each of the NIT Entities and such person, enforceable in accordance with their respective terms. To each of the NIT Entities' actual knowledge, neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

        (d) No product or service liability or warranty claims which individually exceed Fifty Thousand Dollars ($50,000) or in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) have been communicated to or threatened against the NIT Entities nor, to the NIT Entities' actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

  4.10  Employee Benefit Plans.  There is no unfunded prior service cost
        ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by each of the NIT Entities. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by each of the NIT Entities conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The NIT Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

   4.11  Bank Accounts.  The NIT Disclosure Schedule sets forth the names
         -------------
and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which each of the NIT Entities maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

    4.12  Contracts.
          ---------

          (a) Each of the NIT Entities has no agreements, contracts or commitments that provide for the sale, licensing or distribution by that entity of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

          (b) Each of the NIT Entities has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to that entity of more than Fifty Thousand Dollars ($50,000).

          (c) Without limiting the provisions of Section 4.9 and except for any agreements with NIT, each of the NIT Entities has not granted to any third party any exclusive rights of any kind with respect to any of the NIT Products/Services, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the NIT Products/Services.

          (d) There is no outstanding sales contract, commitment or proposal of any of the NIT Entities that is currently expected to result in any loss to such entity (before allocation of overhead and administrative costs) upon completion or performance thereof.

          (e) Each of the NIT Entities has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

          (f) Each of the NIT Entities has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

          (g) Each of the NIT Entities has no currently effective collective bargaining or union agreements, contracts or commitments.

          (h) Each of the NIT Entities is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

          (i) Each of the NIT Entities has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

          (j) Each of the NIT Entities has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by such entity of any sum not reflected in the NIT Financial Statements.

          (k) All material contracts, agreements and instruments to which each of the NIT Entities is a party are valid, binding, in full force and effect, and enforceable by each of the NIT Entities in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. Each of the NIT Entities has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (l) The NIT Disclosure Schedule lists all material agreements pursuant to which each of the NIT Entities has agreed to supply to any third party NIT Products/Services.

          (m) Each of the NIT Entities is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by such entity under, or breach or violation by such entity of, any contract, commitment or restriction to which such entity is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on the NIT Entities. To each of the NIT Entities' actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which each of the NIT Entities is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on the NIT Entities.

          (n) True and correct copies of each document or instrument described in the NIT Disclosure Schedule pursuant to this Section 4.12 have been made available to NetSource or its representatives.

          4.13  Insider Transactions.  No Affiliate of each of the NIT Entities
                --------------------
has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of each of the NIT Entities, or (ii) any creditor, supplier, customer, agent or representative of each of the NIT Entities; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          4.14  Insurance.  The NIT Disclosure Schedule contains a list of the
                ---------
principal policies of fire, liability and other forms of insurance held by each of the NIT Entities.

          4.15  Litigation.  There are no suits, actions or proceedings pending
                ----------
or, to each of the NIT Entities' actual knowledge, threatened against or affecting the NIT Entities or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any of the NIT Entities.

    4.16  Permit Application; Information Statement. The information
          -----------------------------------------
supplied by each of the NIT Entities and which is included in the application for issuance of a permit (the "Permit Application") pursuant to Section 25121 of the California Corporate Securities Act of 1968, as amended (the "California Law"), shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Law and at the time the qualification of such securities is effective under such Section 25122 of the California Law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by each of the NIT Entities for inclusion in the information statement (the "Information Statement") to be sent to the stockholders of NIT in connection with the meeting of NIT's stockholders to consider this Agreement and the Merger (the "NIT Common Stockholders' Meeting") shall not, on the date the Information Statement is first mailed to stockholders of NIT, at the time of the NIT Common Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NIT Common Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the NIT Entities or any of their Affiliates, officers or directors should be discovered by the NIT Entities which should be set forth in an amendment to the Permit Application or a supplement to the Information Statement, the NIT Entities shall promptly inform NIT thereof.

    4.17  Governmental Authorizations and Regulations. All licenses,
          -------------------------------------------
franchises, permits and other governmental authorizations held by each of the NIT Entities and material to its business are valid and sufficient for the business presently carried on by each of the NIT Entities. The business of each of the NIT Entities is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on the NIT Entities.

    4.18  Subsidiaries. Prior to the MTC Exchanges, each of the NIT
          ------------
Entities has no subsidiaries. Each of the NIT Entities does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and each of the NIT Entities does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

    4.19  Environmental Matters.
          ---------------------

          (a) As of the date hereof, to the actual knowledge of each of the NIT Entities, no underground storage tanks are present under any property that any of the NIT Entities has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the NIT Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of the NIT Entities or, to each of the NIT Entities' actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the NIT Entities have at any time owned, operated, occupied or leased.

          (b) At no time has any of the NIT Entities transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has any of the NIT Entities disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

          (c) Each of the NIT Entities currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on the NIT Entities.

          (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of each of the NIT Entities, threatened concerning any Environmental Permit. Each of the NIT Entities is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on the NIT Entities.

    4.20  Corporate Documents.  Each of the NIT Entities has furnished to
          -------------------
NIT for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to such entity, or any securities of such entity, and all applications for such permits, orders, and consents; and (iv) its stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of each of the NIT Entities are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

    4.21  No Brokers.  None of the NIT Entities nor any of their
          ----------
stockholders are obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

    4.22  Disclosure.  No statements by any of the NIT Entities contained
          ----------
in this Agreement and the Exhibits and NIT Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

  5. Preclosing Covenants of NetSource and NIT.
     -----------------------------------------

     5.1  Material Consents.  NetSource shall exert reasonable, good faith
          -----------------
commercial efforts to obtain any and all consents necessary for the assumption of the Material Contracts by the Surviving Corporation concurrent with the Merger as described in the NetSource Disclosure Schedule (the "Material Consents").

     5.2  Transphere Mergers and MTC Exchanges.
          ------------------------------------

          (a) On or prior to the Closing, NetSource, Transphere International and Transphere Interactive shall have completed the Transphere Mergers and NetSource shall have acquired all of the assets and assumed all of the liabilities of each of Transphere International and Transphere Interactive.

          (b) On or prior to the Closing, NIT, MTC Telemanagement and MTC International shall have completed the MTC Exchanges such that holders of more than ninety-five percent (95%) of the outstanding securities of each of MTC Telemanagement and MTC International shall have exchanged such securities for NIT Common Stock or securities convertible into or exercisable for NIT Common Stock.

     5.3  Employment Agreements, Other Commitments Terminated.
          ---------------------------------------------------

          (a) Prior to the Closing, all employment agreements to which NetSource is a party shall be reviewed by NetSource and NIT and, as agreed between them, either terminated prior to the Closing or assumed by NIT as of the Closing with such modifications as may be acceptable to NetSource, NIT and the employee party to such agreement. As of the Closing, any obligation of NetSource to issue options, stock or warrants to any employee or consultant of NetSource to whom such options, stock or warrants have been offered or promised shall have been fulfilled to the mutual satisfaction of NIT and NetSource.

          (b) Simultaneously with the execution of this Agreement, the Key Employees shall each enter into an Employment Agreement with NIT in the form attached hereto as Exhibit B.
                   ---------

     5.4  Voting Agreement and Irrevocable Proxies.
          ----------------------------------------

          (a) NetSource shall use its best efforts, on behalf of NIT and pursuant to the request of NIT, to cause Charles Schoenhoeft and Jade Wong to execute and deliver to NIT a voting agreement and irrevocable proxy, substantially in the form attached hereto as Exhibit C-1, concurrently with the
                                             -----------
execution of this Agreement.

          (b) NIT shall use its best efforts, on behalf of NetSource and pursuant to the request of NetSource, to cause Edward A. Brinskele to execute and deliver to NetSource a voting agreement and irrevocable proxy, substantially in the form attached hereto as Exhibit C-2, concurrently with the execution of
                               -----------
this Agreement.

     5.5  Advice of Changes.
          -----------------

          (a) NetSource will promptly advise NIT in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NetSource contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NetSource's business, taken as a whole.

          (b) NIT will promptly advise NetSource in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NIT contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NIT's business, taken as a whole.

 6.  Mutual Covenants.
        ----------------

     6.1  Conduct of Business by NetSource.  Until the Closing, NetSource
          --------------------------------
will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of
NIT:

          (a) borrow any money which borrowings exceed in the aggregate Twenty Thousand Dollars ($20,000) or incur or commit to incur any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

          (b) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of NetSource (including sales or transfers to Affiliates of NetSource), except for sales of inventory in the usual and ordinary course of business;

          (c) dispose of any of its assets, except in the regular and ordinary course of business;

          (d) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (e) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis in prior periods);

          (f) change accounting methods;

          (g) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

          (h) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

          (i) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (j) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of existing stock option program or pursuant to any recapitalization plan disclosed to and approved by NIT in its discretion (a "Recapitalization Plan");

          (k) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (l) amend its Certificate of Incorporation or Bylaws except as necessary to carry out a Recapitalization Plan;

          (m) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of NetSource;

          (n) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of NetSource), except as would occur in the ordinary course of NetSource's business, between the date of the NetSource Financial Statements and the Closing Date; or

          (o) agree to do any of the things described in the preceding clauses
Section 6.1(a) through (n).

     6.2  Stockholders' Tax Representations.  NetSource will use its best
          ---------------------------------
efforts to cause each NetSource stockholder holding at least one percent (1%) of its shares to execute prior to the Closing a reasonable continuity of interest representation concerning such stockholder's lack of plan or intention to sell, exchange or otherwise dispose of shares of NIT Common Stock to be received in the Merger.

     6.3  Conduct of Business by NIT.  Until the Closing, NIT will continue
          --------------------------
to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of NetSource:

          (a) borrow any money which borrowings exceed in the aggregate Two Hundred Fifty Thousand Dollars ($250,000), other than the Yorkton Financing (defined in Section 8.10 below) or financing secured by accounts receivable consistent with past practices, or incur or commit to incur any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

          (b) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of NIT (including sales or transfers to Affiliates of NIT), except for the license of its products to customers in the usual and ordinary course of business;

          (c) dispose of any of its assets in excess of $100,000, except inventory in the regular and ordinary course of business;

          (d) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (e) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis), except for bonus payments to the Chief Operating Officer of NIT that have been pre-approved by both of the Key Employees;

          (f) change accounting methods;

          (g) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock, except for the repurchase of any unvested stock;

          (h) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

          (i) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (j) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of an existing or proposed stock option program or pursuant to any recapitalization plan disclosed to and approved by NetSource in its discretion (a "Recapitalization Plan");

          (k) enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (l) amend its Certificate of Incorporation or Bylaws except as necessary to carry out this Merger;

          (m) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of NIT or NetSource;

          (n) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of NIT), except as would occur in the ordinary course of NIT's business, between the date of the NIT Financial Statements, and the Closing Date; or

          (o) agree to do any of the things described in the preceding clauses
Section 6.3(a) through (n).

      6.4  No Public Announcement.  The parties shall make no public
           ----------------------
announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Merger until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly-release on the date of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

      6.5  Other Negotiations.  Between the date hereof and the Closing, or
           ------------------
such earlier date as NIT and NetSource mutually agree to discontinue discussions of the Merger (the "Expiration Date"), neither NIT nor NetSource will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions pursuant to this Agreement) regarding any acquisition, any merger or consolidation with or involving NetSource, or any acquisition of any material portion of the stock or assets. NetSource and NIT agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

      6.6  Due Diligence, Investigation, and Audits.  At such time prior to
           ----------------------------------------
the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party, including, without limitation, making the working papers of such party's independent certified public accountants available for inspection by the other party's independent certified public accountants. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

      6.7  Regulatory Filings; Consents; Reasonable Efforts.  Subject to the
           ------------------------------------------------
terms and conditions of this Agreement, NetSource and NIT shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     6.8  Further Assurances.  Prior to and following the Closing, each
          ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     6.9  Preparation of Permit Application/Information Statement.
          --------------------------------------------------------

          (a) As soon as practicable after the execution of this Agreement, NetSource and NIT shall each prepare, with the cooperation of the other, a information statement for the stockholders of NetSource and NIT, respectively, to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. Such information statements shall be referred to herein as the "Information Statements." Each of the Information Statements shall constitute a disclosure document for the offer and issuance of the shares of NIT Common Stock to be received by the holders of NetSource Common Stock in the Merger. NIT and NetSource shall each use reasonable commercial efforts to cause the Information Statements to comply with applicable federal and state securities laws requirements. Each of NIT and NetSource agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statements, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statements. NetSource will promptly advise NIT, and NIT will promptly advise NetSource, in writing if at any time prior to the Effective Time either NetSource or NIT shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statements in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statements shall contain the recommendation of the Board of Directors of NetSource and NIT that the NetSource and NIT shareholders, respectively, approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of NetSource and NIT, respectively. Anything to the contrary contained herein notwithstanding, neither party shall include in their respective Information Statement any information with respect to the other party or its Affiliates, the form and content of which information shall not have been approved by the other party prior to such inclusion.

          (b) As soon as practicable after the execution of this Agreement, NetSource and NIT shall prepare the Permit Application. NIT and NetSource shall each use reasonable commercial efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of NIT and NetSource agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. NetSource will promptly advise NIT, and NIT will promptly advise NetSource, in writing if at any time prior to the Effective Time either NetSource or NIT shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, NIT shall not include in the Permit Application any information with respect to NetSource or its Affiliates, the form and content of which information shall not have been approved by NetSource prior to such inclusion.

    6.10  Meeting of Stockholders.  NetSource and NIT shall promptly after
          -----------------------
the date hereof take all action necessary in accordance with the laws of Delaware and their respective Certificates of Incorporation and Bylaws to obtain the approval of the NetSource and NIT stockholders of the Merger as soon as possible after the issuance of a permit pursuant to Section 25121 of the California Law. NetSource and NIT each shall use its best efforts to solicit from their respective stockholders proxies in favor of the

Merger and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required to effect the Merger.

    6.11  Pooling Accounting.  NIT and NetSource shall each use best
          -------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of NIT and NetSource shall use its best efforts to cause its Affiliates, which in any event will include all directors, executive officers and holders of at least 5% of outstanding voting securities, not to take action that would adversely affect the ability of NIT to account for the business combination to be effected by the merger as a pooling of interest.

    6.12  Affiliate Pooling Agreements.
          -----------------------------

          (a) NetSource shall use its best efforts to deliver or cause to be delivered to NIT, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of NetSource, an executed Affiliate Agreement in the form attached hereto as Exhibit D-1
                                                            ------------
("NetSource Affiliate Agreement"). NIT shall be entitled to place appropriate legends on the certificates evidencing any NIT Common Stock to be received by such Affiliates of NetSource pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for NIT Common Stock, consistent with the terms of such Affiliate Agreement.

          (b) NIT shall use its best efforts to deliver to cause to be delivered to NetSource, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of NIT, an executed Affiliate Agreement in the form attached hereto as Exhibit D-2 ("NIT
                                                            -----------
Affiliate Agreement").

   7.  Closing Matters.
       ---------------

     7.1  Filing of Certificate of Merger.  On the date of the Closing, but
          -------------------------------
not prior to the Closing, the Certificate of Merger shall be filed with the offices of the Secretary of State of the State of Delaware and the merger of NetSource with and into NIT shall be consummated.

     7.2  Exchange of Certificates.
          ------------------------

          (a) Exchange Agent.  Prior to the Closing Date, NIT shall appoint
              --------------
Pezzola & Reinke, its legal counsel, to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) NIT to Provide Stock.  Promptly after the Effective Time of the
              --------------------
Merger (but in no event later than ten (10) business days thereafter), NIT shall make available for exchange in accordance with Section 2 and the Certificate of Merger, through such reasonable procedures as NIT may adopt, the shares of NIT Common Stock issuable pursuant to Section 2 and the Certificate of Merger in exchange for outstanding shares of NetSource Common Stock (less the number of shares of NIT Common Stock to be deposited in escrow pursuant to Section 2.4).

          (c) Exchange Procedures.  As soon as practicable after the Effective
              -------------------
Time of the Merger (but no later than fifteen (15) days thereafter), the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of NetSource Common Stock (the "Certificates"), whose shares are being converted into NIT Common Stock pursuant to Section 2 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as NIT may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for NIT Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by NIT together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive the number of shares of NIT Common Stock to which such holder is entitled pursuant to Section 2 hereof (less the number of shares of NIT Common Stock to be deposited in escrow pursuant to
Section 2.4 ). The Certificate so surrendered shall immediately be canceled. NIT shall make customary provisions for lost stock certificates. In the event of a transfer of ownership of NetSource Common Stock that is not registered in the transfer records of NetSource, the appropriate number of shares of NIT Common Stock may be delivered to a transferee if the Certificate representing such NetSource Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 7.2 , each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of NIT Common Stock as provided by this Section and by the DGCL.

          (d) No Further Ownership Rights in NetSource Common Stock.  All NIT
              -----------------------------------------------------
Common Stock delivered upon the surrender for exchange of shares of NetSource Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of NetSource Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of NetSource Common Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 7.2 .

    7.3  Delivery of Documents.  On or before the Closing, the parties
         ---------------------
shall deliver the documents, and shall perform the acts, which are set forth in
Section 8 and Section 9, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by NetSource and/or NIT, as the case may be. All documents which NetSource shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to NIT. All documents which NIT shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to NetSource.

  8.  Conditions to NetSource's Obligations.  Unless otherwise provided
      -------------------------------------
below, NetSource's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by NetSource, but only in a writing signed by NetSource):

    8.1  Accuracy of Representations and Warranties.  The representations
         ------------------------------------------
and warranties of NIT set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and NetSource shall receive a certificate to such effect executed by the President and Chief Executive Officer of NIT.

    8.2  Covenants.  NIT shall have performed and complied with all of its
         ---------
covenants contained in Sections 5 and 6 on or before the Closing, and NetSource shall receive a certificate from NIT to such effect executed by the President and Chief Executive Officer of NIT.

    8.3  No Litigation.  On and as of the Closing, no litigation or
         -------------
proceeding shall be threatened or pending against NIT with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and NetSource shall receive a certificate to such effect executed by the President and Chief Executive Officer of NIT.

    8.4  No Adverse Development.  There shall not have been any material
         ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of NIT since the date of this Agreement, and NetSource shall receive a certificate to such effect executed by the President and Chief Executive Officer of NIT.

    8.5  Authorizations.  NetSource shall have received from NIT written
         --------------
evidence that the execution, delivery and performance of NIT's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of NIT and by the holders of the outstanding shares of capital stock of NIT.

    8.6  Government Consents; Fairness Hearing.  There shall have been
         -------------------------------------
obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken. As of the Closing, a fairness hearing shall have been conducted by the California Commissioner of Corporations pursuant to Section 25142 of the CGCL.

    8.7  Election of Charles Schoenhoeft.  Charles Schoenhoeft shall have
         -------------------------------
been elected as President of NIT and appointed to the Board of Directors of NIT.

    8.8  Transphere Mergers and MTC Exchanges.  The Transphere Mergers and
         ------------------------------------
MTC Exchanges described in Section 5.2 of this Agreement have been consummated.

    8.9  NIT Financing.  Prior to or concurrent with the Closing, NIT
         -------------
shall have closed a financing pursuant to which NIT shall have received no less than $10 million in exchange for convertible debt securities that are convertible into NIT Common Stock in accordance in all material respects with that certain commitment letter dated April 8, 1996 from Yorkton Securities to MTC International (the "Yorkton Financing").

    8.10  Opinion of NIT's Counsel.  At the Closing, NetSource shall have
          ------------------------
received from counsel to NIT, an opinion dated the Closing Date in substantially the form attached hereto as Exhibit E.
                            ----------

    8.11  Pooling Letter.  NetSource and NIT shall have received a letter
          --------------
from KPMG Peat Marwick, each dated the date of the Information Statements and confirmed in writing at the Effective Time and addressed to NetSource and NIT, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles.

    8.12  Filing of Certificate of Merger.  As of the Closing, the
          -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

    8.13  Registration Rights Agreement.  As of the Closing, NIT will have
          -----------------------------
entered into registration rights agreements with all of the Stockholders and holders of NetSource Options that provide that the NIT Common Stock, to the extent such stock was not issued pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, that they receive in the Merger or pursuant to Section
11.3 of this Agreement or, in the case of the holders of NetSource Options, that they receive upon exercise of such options will, at the option of the shareholder, be included in NIT-initiated registrations of NIT Common Stock, subject to the right of NIT in an underwritten public offering to exclude all or a portion of such stock should the underwriters determine that inclusion of such shares would jeopardize the success of the offering; provided, however, that none of the shares of such holders shall be excluded from the public offering unless a pro rata portion (based on the number of shares of NIT Common Stock held by such parties participating in the offering) of the shares of NIT Common Stock acquired in the MTC Exchanges are also excluded from the offering. The registration rights agreements will also provide that the Stockholders and the holders of NetSource Options will not sell, transfer or otherwise dispose of NIT Common Stock during the 180 day period following the effective date of the initial public offering of NIT; provided that all directors and officers of NIT and the holders of the NIT Common Stock acquired in the MTC Exchanges shall have also agreed to and are performing in accordance with similar terms with NIT.

  9.  Conditions to NIT's Obligations.  Unless otherwise provided below,
      -------------------------------
the obligations of NIT are subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by NIT, but only in a writing signed by NIT):

    9.1  Accuracy of Representations and Warranties.  The representations
         ------------------------------------------
and warranties of NetSource contained in Section 2 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and NIT shall receive a certificate from NetSource to such effect with respect to the representations and warranties of NetSource executed by Charles Schoenhoeft and Jade Wong.

    9.2  Covenants.  NetSource shall have performed and complied with all
         ---------
of its covenants contained in Sections 5 and 6 on or before the Closing, and NIT shall receive a certificate from NetSource to such effect signed by Charles Schoenhoeft and Jade Wong.

    9.3  No Litigation.  On and as of the Closing, no litigation or
         -------------
proceeding shall be threatened or pending against NetSource for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or and NIT shall receive a certificate from NetSource to such effect signed by Charles Schoenhoeft and Jade Wong.

    9.4  Authorizations.  NIT shall have received from NetSource written
         --------------
evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by its Board of Directors and by the holders of at least ninety-five percent (95%) of the outstanding shares of capital stock of NetSource. NIT shall have received a certificate from NetSource to such effect signed by Charles Schoenhoeft and Jade Wong.

    9.5  No Adverse Development.  There shall not have been any material
         ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of NetSource since the date of this Agreement. NIT shall have received a certificate from NetSource to such effect signed by Charles Schoenhoeft and Jade Wong.

    9.6  Government Consents; Fairness Hearing.  There shall have been
         -------------------------------------
obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken. As of the Closing, a fairness hearing shall have been conducted by the California Commissioner of Corporations pursuant to Section 25142 of the CGCL.

    9.7  Transphere Mergers and MTC Exchanges.  The Transphere Mergers and
         ------------------------------------
MTC Exchanges described in Section 5.2 of this Agreement have been consummated.

    9.8  Pooling Letter.  NetSource and NIT shall have received a letter
         --------------
from KPMG Peat Marwick, each dated the date of the Information Statements and confirmed in writing at the Effective Time of the Merger and addressed to NetSource and NIT, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles.

    9.9  NIT Financing.  Prior to or concurrent with the Closing, NIT
         -------------
shall have closed a financing pursuant to which NIT shall have received no less than $10 million in exchange for convertible debt securities that are convertible into NIT Common Stock in accordance in all material respects with that certain commitment letter dated April 8, 1996 from Yorkton Securities to MTC International.

    9.10  Opinion of NetSource's Counsel.  At the Closing, NIT shall have
          ------------------------------
received from counsel to NetSource, an opinion dated the Closing Date in substantially the form attached hereto as Exhibit F.
                                          ---------

    9.11  Filing of Certificate of Merger.  As of the Closing, the
          -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

    9.12  Registration Rights Agreement.  As of the Closing, NIT will have
          -----------------------------
entered into registration rights agreements with all of the Stockholders and holders of NetSource Options that provide that the NIT Common Stock, to the extent such stock was not issued pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, that they receive in the Merger or pursuant to Section
11.3 of this Agreement or, in the case of the holders of NetSource Options, that they receive upon exercise of such options will, at the option of the shareholder, be included in NIT-initiated registrations of NIT Common Stock, subject to the right of NIT in an underwritten public offering to exclude all or a portion of such stock should the underwriters determine that inclusion of such shares would jeopardize the success of the offering; provided, however, that none of the shares of such holders shall be excluded from the public offering unless a pro rata portion (based on the number of shares of NIT Common Stock held by such parties participating in the offering) of the shares of NIT Common Stock acquired in the MTC Exchanges are also excluded from the offering. The registration rights agreements will also provide that the Stockholders and the holders of NetSource Options will not sell, transfer or otherwise dispose of NIT Common Stock during the 180 day period following the effective date of the initial public offering of NIT; provided that all directors and officers of NIT and the holders of the NIT Common Stock acquired in the MTC Exchanges shall have also agreed to and are performing in accordance with similar terms with NIT.

  10.  Termination of Agreement.
       ------------------------

    10.1  Termination.  This Agreement may be terminated at any time prior
          -----------
to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

          (a) By NIT if any of the conditions precedent to NIT's obligations pursuant to Section 9 shall not have been fulfilled at and as of the Closing.

          (b) By NetSource if any of the conditions precedent to NetSource's obligations pursuant to Section 8 above shall not have been fulfilled at and as of the Closing.

          (c) By either NetSource or NIT, if the Merger is not effected by June 30, 1996.

          Any termination of this Agreement under this Section 10.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

    10.2  Liability for Termination.  Any termination of this Agreement
          -------------------------
pursuant to this Section 10 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties as set forth in Section 10.5. The provisions of this Section 10.2 shall survive termination.

    10.3  Certain Effects of Termination.  In the event of the termination
          ------------------------------
of this Agreement by either NetSource or NIT as provided in Section 10.1 hereof:

          (a) each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

          (b) NetSource and NIT shall continue to abide by the provisions of the Mutual Nondisclosure Agreement dated May 2, 1996 between NIT and NetSource.
This Section 10.3 shall survive any termination of this Agreement.

    10.4  Remedies.  No party shall be limited to the termination right
          --------
granted in Section 10.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

          (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

          (b) decline to close, terminate this Agreement as provided in Section
10.1 hereof, and thereafter seek damages to the extent permitted in Section 10.5 hereof.

       10.5  Right to Damages.  If this Agreement is terminated pursuant to
             ----------------
Section 10.1 hereof, neither party hereto shall have any claim against the other except if the circumstances giving rise to such termination were caused by the other party's wilful failure to comply with a material covenant set forth herein, in which event the following applies:

          (a) If NetSource terminates this Agreement as a result of a wilful breach by NIT of one or more of the covenants contained in Sections 5 or 7 hereof, NetSource and NIT each agrees that it would be impracticable and/or extremely difficult to fix or establish the actual damages sustained by NetSource, and that One Million Dollars ($1,000,000) (the "Damages") is a reasonable approximation of such damages considering all of the circumstances existing as of the date hereof. Accordingly, in the event NetSource terminates this Agreement by reason of NIT's wilful breach of the covenants contained in Sections 5 or 7 hereof, the Damages shall constitute and be deemed to be the agreed and liquidated damages of NetSource and shall be paid by NIT to NetSource as NetSource's sole and exclusive remedy.

          (b) If NIT terminates this Agreement as a result of a wilful breach by NetSource of one or more of the covenants contained in Sections 5,6 or 7 hereof, NetSource and NIT each agrees that it would be impracticable and/or extremely difficult to fix or establish the actual damages sustained by NIT, and that the Damages is a reasonable approximation of such damages considering all of the circumstances existing as of the date hereof. Accordingly, in the event NIT terminates this Agreement by reason of NetSource's wilful breach of the covenants contained in Sections 5,6 or 7 hereof, the Damages shall constitute and be deemed to be the agreed and liquidated damages of NIT and shall be paid by NetSource to NIT as NIT's sole and exclusive remedy.

  11.  Indemnification.
       ---------------

       11.1  Survival of Representations, Warranties, Covenants and Agreements.
             -----------------------------------------------------------------

          (a) The representations, warranties, covenants and agreements of the parties contained in Sections 3 and 4 of this Agreement or in any writing delivered pursuant to such sections, to the extent that a breach or default in any such representations, warranties, covenants or agreements is not as a result of fraud, shall not terminate at, but rather shall survive, the Closing Date and shall terminate on the earlier of (i) one (1) year after the Closing Date or
(ii) the date the first audit of NIT's financial statements, which includes the results of operations of NetSource, has been completed and NIT has received a signed opinion from its independent auditors certifying such financial statements (the "Termination Date"); provided, however, that such
                                     --------  -------
representations, warranties, covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

          (b) The covenants and agreements of the parties contained in Sections 5 and 6, 7, 8 and 9 of this Agreement shall terminate at and shall not survive the Closing Date, except for covenants that by their own terms apply after the Closing Date.

    11.2  Indemnification by NetSource.
          ----------------------------

          (a)  General.
               -------

               (i) NetSource shall, indemnify and hold harmless NIT, its directors and officers, and each other person, if any, who controls NIT within the meaning of the Securities Act ("Controlling Persons") in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by NIT, any of its directors, officers or Controlling Persons in connection with any misrepresentation or breach of any warranty made by NetSource in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement.

               (ii) In no event shall the liability under this Section 11.2(a) of NetSource exceed the amount of NetSource Escrow Shares.

          (b)  Claims for Indemnification.
               --------------------------

               (i) Whenever any claim shall arise for indemnification under this
Section 11.2, NIT shall describe such claim in a written notice ("Notice of Claim") to the Representatives (as defined in Section 11.6 below) and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a proper representative of NIT, (B) contain a description of the claim, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 11 hereof and is being given by NIT in good faith.

               (ii) NIT shall give the Representatives prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or legal proceeding by a person who is not a party to this Agreement ("Third Party Claim") and, with respect to any Third Party Claim, NIT shall undertake the defense thereof by representatives reasonably satisfactory to NIT and the Representatives. NIT shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of the Representatives. The Representatives shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of their own choosing at their own expense. In the event NIT, within a reasonable time after notice of any Third Party Claim, fails to defend, the Representatives shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Stockholders, at the expense and risk of the Stockholders to the extent of their liability set forth in Section 11. The Representatives, without NIT's written consent, shall not settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to NIT and/or NIT's subsidiary or subsidiaries, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provision herein to the contrary, failure of NIT to give any notice of any Third Party Claim required by this Section 11 shall not constitute a waiver of NIT's right to indemnification or a defense to any claim by NIT hereunder.

          (c) Manner of Indemnification.  All indemnification by NetSource
              -------------------------
hereunder shall be effected by the transferring and assigning to NIT the NetSource Escrow Shares having a value equal to the amount of the indemnification liability, using an agreed upon value equal to $80.37 per share of NIT Common Stock until either (i) the Termination Date, or (ii) the escrow is exhausted, whichever occurs first.

    11.3  Indemnification by NIT.
          ----------------------

          (a)  General.
               -------

               (i) NIT shall indemnify and hold harmless the Stockholders in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by the Stockholders in connection with any misrepresentation or breach of any warranty made by NIT in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement.

               (ii) In no event shall the liability under Section 11.3(a)(i) of NIT exceed the product of 2.2 multiplied by the aggregate value of the NetSource Escrow Shares (calculated in accordance with the agreed upon value per share set forth in Section 11.2(c)).

          (b)  Claims for Indemnification.
               --------------------------

               (i) Whenever any claim shall arise for indemnification under this
Section 11.3, the Representative shall describe such claim in a Notice of Claim to NIT and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a Representative, (B) contain a description of the claim,
(C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 11 hereof and is being given by the Representative in good faith.

               (ii) The Representatives shall give NIT prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or Third Party Claim and, with respect to any Third Party Claim, the Representatives shall undertake the defense thereof by representatives reasonably satisfactory to NIT and the Representatives. The Representatives shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of NIT. NIT shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. In the event the Representatives, within a reasonable time after notice of any Third Party Claim, fail to defend, NIT shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, NIT, at the expense and risk of NIT to the extent of their liability set forth in Section 11. NIT, without the Representative's written consent, shall not settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Stockholders, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provision herein to the contrary, failure of the Representatives to give any notice of any Third Party Claim required by this Section 11 shall not constitute a waiver of the Stockholders' right to indemnification or a defense to any claim by the Stockholders hereunder.

          (c) Manner of Indemnification.  All indemnification by NIT hereunder
              -------------------------
shall be effected by NIT issuing to the Stockholders, on a pro rata basis, shares of NIT Common Stock having a value equal to the amount of the indemnification liability, using an agreed upon value equal to $80.37 per share of NIT Common Stock until either (i) the Termination Date, or (ii) shares of NIT Common stock have been issued pursuant to this Section 11.3 having an aggregate value equal to the product of 2.2 multiplied by the aggregate value of the NetSource Escrow Shares (calculated in accordance with the agreed upon value per share set forth in Section 11.2(c)), whichever occurs first.

    11.4  Arbitration.  If a party makes a good faith determination that a
          -----------
breach (or potential breach) of any of the confidentiality, non-competition, or intellectual property rights provisions of this Agreement by the other party (or the Stockholders) may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is necessary for a realistic and adequate remedy, that party may seek immediate injunctive relief without first seeking relief through arbitration. After the court has ruled on the request for injunctive relief, the parties will thereafter proceed with arbitration of the dispute and stay the litigation pending arbitration. Subject to the foregoing, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration conducted by JAMS/Endispute under the JAMS/Endispute Rules for Complex Arbitration (the "JAMS Rules"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Northern District of California shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the JAMS Rules within ten (10) days of the submission to JAMS/Endispute of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the JAMS Rules; provided, however, that the
                                                   --------  -------
arbitrator shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in San Francisco, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in San Francisco, California, shall have nonexclusive jurisdiction and venue over any such disputes.

    11.5  Limitation on Indemnification.  No indemnified party hereunder
          -----------------------------
will be entitled to make a claim against any indemnifying party under Section
11.2 or 11.3 unless and until the aggregate amount of indemnifiable losses exceeds One Hundred Thousand Dollars ($100,000) and then only to the extent of the excess.

    11.6  The Stockholders Representatives; Power of Attorney.  The
          ---------------------------------------------------
Stockholders shall appoint Charles Schoenhoeft and Ron Wolf as their true and lawful attorneys-in-fact, agents and representatives (the "Representatives"), with full power of substitution and resubstitution, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement. Should any Representative be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Stockholders appoint a successor to serve in his stead, such Stockholders shall be deemed to be represented by the remaining Representative or the Board of Directors of NetSource should the remaining Representative be unable or unwilling to serve in his capacity. All actions by the Representatives shall be by majority vote.

    11.7  Escrow.
          ------

          (a) NetSource Escrow Shares shall be placed with an escrow agent, satisfactory to NIT and the Representatives for a period beginning on the Closing Date and ending on the Termination Date, to be disbursed solely upon the joint signatures of NIT, NetSource and the Representatives, all as set forth below. Disbursements from the escrow shall be made for the payment of amounts, if any, to satisfy the indemnification rights of NIT pursuant to Section 11 hereof.

          (b) The NetSource Escrow Shares shall be disbursed during the term hereof at any time or from time to time, NIT may give the Representatives a Notice of Claim. Such Notice of Claim must be for a specified amount.

              (i) NetSource and/or the Representatives may give NIT a written notice ("Notice of Objection") (A) attaching a copy of such Notice of Claim, (B) stating that, in the good faith opinion of the Representatives, the claim described in such Notice of Claim is invalid (either in whole or in specified party) under the terms of Section 11 hereof, (C) giving the reasons for the alleged invalidity, and (D) stating that, based on such alleged invalidity, the Representatives object to the payment of any portion of the NetSource Escrow Shares to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, each of NetSource and the Representatives, within thirty (30) days of the receipt of such Notice of Claim, agree to pay over to NIT that portion of the amounts specified in such Notice of Claim as to which no objection is made. NetSource and/or the Representatives are not required to agree to make any payments to NIT in respect of a Notice of Claim that has been objected to in a Notice of Objection given to NetSource and/or the Representatives as aforesaid except (X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph (v) below.

              (ii) NIT, NetSource and the Representatives agree to submit to final and binding arbitration any and all disputes NetSource and/or the Representatives have specified in a Notice of Objection or NIT has specified in a Notice of Claim to which the Representatives have not responded within thirty
(30) days of receipt of such Notice of Claim. Any such dispute subject to arbitration in accordance with the JAMS Rules as provided in Section 11 hereof.

          (c) The NIT Common Stock to be issued pursuant to this Section 11 shall be issued during the term hereof at any time, or from time to time, the Representatives may give NIT a Notice of Claim. Such Notice of Claim must be for a specified amount.

              (i) NIT may give the Representatives a written notice ("Notice of Objection") (A) attaching a copy of such Notice of Claim, (B) stating that, in the good faith opinion of NIT, the claim described in such Notice of Claim is invalid (either in whole or in specified party) under the terms of Section 11 hereof, (C) giving the reasons for the alleged invalidity, and (D) stating that, based on such alleged invalidity, NIT objects to the payment of any portion of the NIT Escrow Shares to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, NIT, within thirty (30) days of the receipt of such Notice of Claim, agrees to pay over to the Representatives that portion of the amounts specified in such Notice of Claim as to which no objection is made. NIT is not required to agree to make any payments to the Representatives in respect of a Notice of Claim that has been objected to in a Notice of Objection given by NIT as aforesaid except (X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph (v) below.

              (ii) The Representatives and NIT agree to submit to final and binding arbitration any and all disputes NIT has specified in a Notice of Objection or the Representatives have specified in a Notice of Claim to which NIT has not responded within thirty (30) days of receipt of such Notice of Claim. Any such dispute subject to arbitration in accordance with the JAMS Rules as provided in Section 11 hereof.

          (d) The escrow shall be terminated on the Termination Date; provided,
                                                                      --------
however, that the escrow may continue beyond such date if the Representatives
-------
have asserted indemnification claims, and any such claims remain unsatisfied.

  12.  Miscellaneous.
       -------------

    12.1  Governing Laws.  It is the intention of the parties hereto that
          --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

    12.2  Binding upon Successors and Assigns.  Subject to, and unless
          -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

    12.3  Severability.  If any provision of this Agreement, or the
          ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

    12.4  Entire Agreement.  This Agreement, the exhibits hereto, the
          ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

    12.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

    12.6  Expenses.  Except as provided to the contrary herein, each party
          --------
shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

    12.7  Amendment and Waivers.  Any term or provision of this Agreement
          ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

    12.8  Survival of Agreements.  All covenants, agreements,
          ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

    12.9  No Waiver.  The failure of any party to enforce any of the
          ---------
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

    12.10  Attorneys' Fees.  Should suit be brought to enforce or interpret
           ---------------
 any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

    12.11  Notices.  Any notice provided for or permitted under this
           -------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this
Section 12.11.

     NetSource Entities:
     Transphere International, Inc.
                       444 Spear Street, Suite 200
                       San Francisco, CA  94105
                       Attention:  Charles Schoenhoeft

     With copy to:     Gray Cary Ware & Freidenrich
                       400 Hamilton Avenue
                       Palo Alto, CA  94301
                       Attention:  Thomas W. Furlong

     NIT Entities:     MTC Telemanagement Corporation
                       1304 Southpoint Boulevard
                       Petaluma, California 94954
                       Attention:  Legal Department

     With copy to:     Pezzola & Reinke
                       Lake Merritt Plaza Bldg.
                       1999 Harrison Street, Suite 1300
                       Oakland, CA  94612
                       Attention:  Don Reinke

Such notice will be treated as having been received upon actual receipt.

    12.12  Time.  Time is of the essence of this Agreement.
           ----

    12.13  Construction of Agreement.  This Agreement has been negotiated
           -------------------------
by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

    12.14  No Joint Venture.  Nothing contained in this Agreement shall be
           ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.14.

    12.15  Pronouns.  All pronouns and any variations thereof shall be deemed to
           --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

    12.16  Further Assurances.  Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

    12.17  Absence of Third Party Beneficiary Rights.  No provisions of this
           -----------------------------------------
Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of NetSource specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

NETSOURCE INTERNATIONAL             NETSOURCE INTERACTIVE
TELECOMMUNICATIONS, INC.


By: /s/ Edward A. Brinskele         By: /s/ Charles Schoenhoeft
   --------------------------          --------------------------
Title: CEO & President              Title: President
      -----------------------             -----------------------

                                   EXHIBIT A
                                   ---------

                             CERTIFICATE OF MERGER

                                   EXHIBIT B
                                   ---------

               FORM OF NON-COMPETE AND NON-SOLICITATION AGREEMENT

                                  EXHIBIT C-1
                                  -----------

                 FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

                TO BE EXECUTED BY THE STOCKHOLDERS OF NetSource

                                  EXHIBIT C-2
                                  -----------

                 FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

                   TO BE EXECUTED BY THE STOCKHOLDERS OF NIT

                                  EXHIBIT D-1
                                  -----------

                         NetSource AFFILIATES AGREEMENT

                                  EXHIBIT D-2
                                  -----------

                            NIT AFFILIATES AGREEMENT

                                   EXHIBIT E
                                   ---------

                    FORM OF LEGAL OPINION TO BE DELIVERED BY
                              COUNSEL TO NetSource

                                   EXHIBIT F
                                   ---------

                    FORM OF LEGAL OPINION TO BE DELIVERED BY
                                 COUNSEL TO NIT

                                      49